Exhibit 10.1

INVESTMENT AGREEMENT

This Investment Agreement (this "Agreement"), dated as of December 20, 2011, is made by and between Matador Capital Partners, LP ("Investor"), and NTN Buzztime, Inc., a Delaware corporation (the "Company").

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock of the Company (the "Common Stock"), on a record date (the "Record Date") to be set by the board of directors of the Company (or an authorized committee thereof), non-transferable rights (the "Rights") to subscribe for and purchase a number of shares of Common Stock that, if exercised in full, will provide gross proceeds to the Company of approximately $4.0 million (the "Rights Offering");

WHEREAS, each holder of a Right (each a "Holder" and together the "Holders") will be entitled (the "Basic Subscription Privilege") to purchase up to its pro rata portion of 12,903,226 shares of Common Stock (the "Offered Shares"), at a price of $0.31 per share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the "Subscription Price");

WHEREAS, each Holder (other than Investor and its affiliates) that exercises in full its Basic Subscription Privilege will be entitled (the "Over-Subscription Privilege") to subscribe for additional shares of Common Stock at the Subscription Price, to the extent that Holders do not subscribe for and purchase all of the Offered Shares available under the Basic Subscription Privilege; and

WHEREAS, in order to facilitate the Rights Offering, Investor and the Company wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, to the extent that the Offered Shares are not fully purchased in the Rights Offering, Investor agrees to purchase from the Company, and the Company agrees to issue to Investor, upon expiration of the Rights Offering, at the Subscription Price, between $1.0 million and $2.0 million worth of the Offered Shares not subscribed for and purchased by Holders upon exercise of the Basic Subscription Privilege and Over-Subscription Privilege, with the exact number of shares of Common Stock within the foregoing range to be determined by Investor in its discretion (such shares of Common Stock, the "Unsubscribed Shares").

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.   Requirement to Purchase Unsubscribed Shares.

a.   Upon the terms and subject to the conditions set forth in this Agreement, to the extent that the Offered Shares are not fully purchased in the Rights Offering, Investor agrees to purchase from the Company, and the Company agrees to issue to Investor, on the Closing Date, at the Subscription Price, the Unsubscribed Shares.

b.   The Company agrees and undertakes to notify Investor as promptly as practicable after the expiration of the Rights Offering (the "Expiration Time") of (i) the aggregate number of Rights validly exercised by Holders under the Basic Subscription Privilege and Over-Subscription Privilege pursuant to the Rights Offering as of the Expiration Time and the aggregate Subscription Price therefor, (ii) the minimum and maximum number of shares of Common Stock that could constitute the Unsubscribed Shares, if any (such notification, the "Notice of Offering Results").  Within three business days following delivery to Investor of the Notice of Offering Results, Investor shall notify the Company of the number of Unsubscribed Shares to be purchased by Investor hereunder.

c.   The closing of the purchase, if necessary, of the Unsubscribed Shares to be purchased by Investor hereunder will occur at 10:00 a.m., Pacific Time, on the fourth business day following the later of the Expiration Time and the satisfaction of the conditions set forth in Section 5 (or waiver thereof by the party or parties entitled to waive such conditions) (the "Closing Date"), or such other time as shall be agreed upon by the Company and Investor.  On the Closing Date, against payment by Investor of the Subscription Price for the Unsubscribed Shares by wire transfer of immediately available funds to the account designated in writing by the Company, the Company shall deliver to Investor a copy of the letter of instruction delivered by the Company as of the Closing Date to the transfer agent of the Common Stock instructing such transfer agent to issue to Investor the Unsubscribed Shares.

2.   Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with Investor, as set forth below.  Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

a.   Organization.  The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

b.   Corporate Power and Authority.  The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the "Transaction Agreements") and to perform its obligations hereunder and thereunder.  The Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements.

c.   Execution and Delivery.  This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally, and subject to principles of equity and public policy.

d.   Issuance.  The Unsubscribed Shares, if any, to be issued and sold by the Company to Investor hereunder, when such Unsubscribed Shares are issued and delivered against payment therefor by Investor hereunder, will be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

e.   No Conflict.  The issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, and the execution and delivery by the Company of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Company's performance of its obligations under this Agreement.

f.   Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any third party or any court or governmental agency or body having jurisdiction over the Company or any of its properties is required to be obtained or made by the Company for the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof and the execution and delivery by the Company of the Transaction Agreements to which it is a party and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of 1933, as amended (the "Securities Act") of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (ii) such consents, approvals, authorizations, registrations or qualifications (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Unsubscribed Shares by Investor or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to The NYSE Amex Rules, and (iii) for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Company's performance of its obligations under this Agreement.

g.   Arm's Length.  The Company acknowledges and agrees that Investor is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the transactions contemplated hereby.  Additionally, without derogating from or limiting the representations and warranties of Investor, the Company (i) is not relying on Investor for any legal, tax, investment, accounting or regulatory advice, (ii) has consulted with its own advisors concerning such matters and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

3.   Representations and Warranties of Investor.  Investor represents and warrants to, and agrees with the Company as set forth below.  Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

a.   Formation.  Investor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation.

b.   Power and Authority.  Investor has the requisite limited partnership power and authority to enter into, execute and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder. Investor has taken all necessary limited partnership action required for the due authorization of the Transaction Agreements.

c.   Execution and Delivery.  This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by Investor and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally, and subject to principles of equity and public policy.

d.   No Registration.  Investor understands that the Unsubscribed Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein or otherwise made pursuant hereto.

e.   Investment Intent.  Investor is acquiring the Unsubscribed Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

f.   Securities Laws Compliance.  The Unsubscribed Shares will not be offered for sale, sold or otherwise transferred by Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

g.   Sophistication.  Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares.  Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Unsubscribed Shares for an indefinite period of time).  Without derogating from or limiting the representations and warranties of the Company, Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

h.   Legended Securities.  Investor understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent may make such notation in the stock book and transfer records of the Company as may be necessary to record that the Unsubscribed Shares have not been registered under the Securities Act and that the Unsubscribed Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

i.   No Conflict.  The purchase of the Unsubscribed Shares by Investor, the execution and delivery by Investor of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by Investor, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject, (ii) will not result in any violation of the provisions of the certificate of limited partnership, limited partnership agreement, or similar governance documents of Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Investor or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect Investor's performance of its obligations under this Agreement.

j.   Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any third party or any court or governmental agency or body having jurisdiction over Investor or any of its properties is required to be obtained or made by Investor for the purchase of the Unsubscribed Shares in accordance with the terms hereof and the execution and delivery by Investor of the Transaction Agreements to which it is a party and performance of and compliance by Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect Investor's performance of its obligations under this Agreement.

k.   Arm's Length.  Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm's length contractual counterparty to Investor with respect to the transactions contemplated hereby.  Additionally, without derogating from or limiting the representations and warranties of the Company, Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (ii) has consulted with its own advisors concerning such matters and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

4.   Additional Covenants of the Company and Investor.

a.   Company Covenants. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with Investor as set forth below.

i.   Registration Statements.  As promptly as practicable following the date of this Agreement, the Company shall prepare and file a registration statement on Form S-1 or Form S-3 with the U.S. Securities and Exchange Commission (the "Commission") relating to the Rights Offering (the "Rights Offering Registration Statement").

ii.   Listing.  The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock, including the Unsubscribed Shares, on the NYSE Amex.

b.   Covenants of Investor. Without derogating from the obligations of Investor set forth elsewhere in this Agreement, Investor agrees with the Company to not exercise its Over-Subscription Privilege and to ensure that affiliates of Investor do not exercise their respective Over-Subscription Privilege.

5.   Conditions to the Obligations of the Parties.

a.   Conditions to Investor's Obligations under this Agreement.  The obligations of Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by Investor in its sole discretion):

i.   Registration Statement Effectiveness.  The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

ii.   Rights Offering.  The Rights Offering shall have been consummated.

iii.   No Legal Impediment to Issuance.  No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to Investor, or the consummation of the transactions contemplated by this Agreement.

iv.   Representations and Warranties.  The representations and warranties of Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as of such specified date).

v.   Covenants.  The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

vi.   NYSE Amex.  The Unsubscribed Shares shall have been approved for listing on the NYSE Amex, subject to official notice of issuance.

vii.   Material Adverse Effect on Company. There shall have not occurred any material adverse change, or any development involving a prospective material adverse change, since the date hereof in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

viii.   Material Adverse Impact on Rights Offering. There shall not have occurred after the date hereof at any time prior to the Closing Date any material disruption or material adverse change in the financial, banking or capital markets that, in the commercially reasonable judgment of Investor, had a material adverse impact on the success of the Rights Offering (a "Material Adverse Impact").

b.   Conditions to the Company's Obligations under this Agreement.  The obligation of the Company hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

i.   Registration Statement Effectiveness.  The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

ii.   Rights Offering.  The Rights Offering shall have been consummated.

iii.   No Legal Impediment to Issuance.  No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to Investor, or the consummation of the transactions contemplated by this Agreement.

iv.   Representations and Warranties.  The representations and warranties of Investor contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date).

v.   Covenants.  Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

vi.   NYSE Amex.  The Unsubscribed Shares shall have been approved for listing on the NYSE Amex, subject to official notice of issuance.

6.   Survival of Representations and Warranties.  The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement, and the covenants shall survive in accordance with their specific terms.

7.   Termination.

a.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

i.   by mutual written consent of the Company and Investor;

ii.   by the Company:

(A)    if there has been a breach of any covenant or a breach of any representation or warranty of Investor, which breach would cause the failure of any condition precedent set forth in Section 5.b, provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to March 31, 2012; or

(B)    upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 5.b, which failure is not capable of cure on or prior to March 31, 2012;

iii.   by Investor:

(A)    if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 5.a, provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to March 31, 2012;

(B)    upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 5.a, which failure is not capable of cure on or prior to March 31, 2012;

(C)    if a Material Adverse Effect has occurred;

(D)    if a Material Adverse Impact has occurred;

(E)    if the Common Stock is no longer listed on a national securities exchange; or

(F)    if the Company adopts any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law.

b.   Upon termination under this Section 7, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the parties herein in Sections 8 through 15 will survive indefinitely in accordance with their terms.

8.   Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via e-mail, facsimile transmission (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

NTN Buzztime, Inc.
2231 Rutherford, Suite 200
Carlsbad, CA 92008
Facsimile: 760-930-1187
Attention:  Kendra Berger, Chief Financial Officer
E-mail: kendra.berger@buzztime.com

If to Investor:

To the address, facsimile number and e-mail address that the Company has on file for Investor.

9.   Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties.  This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

10.   Prior Negotiations; Entire Agreement.  This Agreement and the documents and instruments referred to in this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.

11.   Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

12.   Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

13.   Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

14.   Adjustment to Shares.  If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

15.   Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NTN BUZZTIME, INC.

By:	/s/ Kendra Berger
Name: Kendra Berger
Title: Chief Financial Officer

MATADOR CAPITAL PARTNERS, L.P.

By: BFK Investments LLC, its general partner

By:	/s/ Jeffrey A. Berg
Name: Jeffrey A. Berg
Title: Managing Member